UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

FLEXSHOPPER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37945	20-5456087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Yamato Road, Suite 260 Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 353-9289

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FPAY	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

FlexShopper, Inc. (the “Company”)

June 29, 2023

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Subordinated Debt and Warrants to Purchase Common Stock

Subordinated Promissory Note

On February 19, 2019, FlexShopper, LLC, a wholly-owned subsidiary of the Company (the “Borrower”), and NRNS Capital Holding, LLC (“NRNS”) entered into a Subordinated Debt Financing Commitment Letter, pursuant to which the Borrower issued a Subordinated Promissory Note to NRNS (the “Note”) in the principal amount of $2,000,000. On June 27, 2019, the Note was amended and restated to, among other things, revise the principal amount to $2,500,000, which was subsequently amended on each of March 22, 2021 and February 2, 2022, for the purpose of, among other things, extending the maturity date of the Note.

Warrants

On September 28, 2018, the Company issued to each of NRNS and Harold R. Heiser (“Mr. Heiser”) a Common Stock Purchase Warrant (collectively, the “Conversion Warrants”) to purchase up to 301,487 and 753,697 shares of the Company’s common stock, respectively, in connection with the conversion of certain subordinated debt held by such holders into securities, including the Conversion Warrants.

From January 2019 to November 2020, the Company issued to PITA Holdings, LLC (“PITA”) Common Stock Purchase Warrants (the “Consulting Warrants”) to purchase up to an aggregate of 840,000 shares of the Company’s common stock in connection with that certain Consulting Agreement, dated as of February 19, 2019 (as may be amended from time to time), between the Company and XLR8 Capital Partners LLC (“XLR8”).

PITA, NRNS and XLR8 are affiliates of the Company.

Amendment

On June 29, 2023, the Company, the Borrower, NRNS, Mr. Heiser and PITA entered into an Amendment to Subordinated Debt and Warrants to Purchase Common Stock (the “Amendment”), pursuant to which, among other things, the parties agreed to extend the maturity date of the Note from July 1, 2024 to July 1, 2025. In order to induce NRNS to enter into the Amendment, the expiration date of the Conversion Warrants was extended to March 28, 2026 and the expiration date of the Consulting Warrants was extended to the applicable new expiration date set forth on Exhibit A to the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this current report and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description

10.1	Amendment to Subordinated Debt and Warrants to Purchase Common Stock, dated as of June 29, 2023, between FlexShopper, Inc., FlexShopper, LLC and NRNS Capital Holdings LLC and, for purposes of the warrants only, Harold R. Heiser and PITA Holdings, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSHOPPER, INC.

Dated: July 3, 2023	By:	/s/ H. Russell Heiser, Jr.
		Name:	H. Russell Heiser, Jr.
		Title:	Chief Executive Officer

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